UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 29, 2013

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On January 31, 2013, Sycamore Networks, Inc. (“Sycamore”), in connection with the closing of the transactions contemplated by the Asset Sale Agreement (as defined and described below), entered into a non-competition and non-solicitation agreement with Sycamore Networks Solutions, Inc. (formerly known as Sunrise Acquisition Corp.) (“Buyer”), a portfolio company of Marlin Equity Partners, a global private investment firm, pursuant to which Sycamore agreed not to compete with Buyer with respect to the Intelligent Bandwidth Management Business (as defined and described below), not to hire employees of Buyer and not to allow any of Sycamore’s officers or directors to solicit such employees to work for Sycamore or any other person, in each case subject to certain exceptions and for a period of eighteen months following the date of the closing of the Asset Sale (as defined below).

The foregoing description of the non-competition and non-solicitation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01: Completion of Acquisition or Disposition of Assets

Sale of Intelligent Bandwidth Management Business

On January 31, 2013, Sycamore completed the sale of substantially all of Sycamore’s assets primarily related to Sycamore’s Intelligent Bandwidth Management business, including inventory, fixed assets, intellectual property rights (other than patents and patent applications), contracts, certain real estate leases, Sycamore’s subsidiaries in Shanghai (subject to the receipt of government approval), the Netherlands and Japan, and certain shared facilities and assets (together, the “Intelligent Bandwidth Management Business”) to Buyer pursuant to the previously disclosed Asset Purchase and Sale Agreement dated October 23, 2012 by and between Sycamore and Buyer (the “Asset Sale Agreement”), for a total purchase price of $18.75 million in cash (subject to a working capital adjustment as provided in the Asset Sale Agreement) and the assumption by Buyer of certain related liabilities (the “Asset Sale”). The transfer of the equity interests of Sycamore’s subsidiary in Shanghai is expected to occur at a later date following the receipt of Chinese regulatory approval. A copy of the Asset Sale Agreement was filed as Exhibit 2.1 to Sycamore’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2012 and is incorporated herein by reference. The Asset Sale was also further described in Sycamore’s Definitive Proxy Statement on Schedule 14A filed with the Commission on December 28, 2012 (the “Definitive Proxy Statement”).

In connection with the closing of the transactions contemplated by the Asset Sale Agreement, which included the sale of the “Sycamore” and “Sycamore Networks” names, trademarks, service marks, logos and website and domain names to Buyer, Sycamore agreed to use its commercially reasonable efforts to cease using such names, marks and logos. However, Sycamore may continue to use those marks and names as corporate or business names in connection with, and until the completion of, the Dissolution (as defined below). Accordingly, Sycamore’s new corporate website, which will continue to provide access to Sycamore’s filings with the Commission and other corporate updates, can be found at www.scmrinc.com. Information about the products and services of the Intelligent Bandwidth Management Business will continue to be available at www.sycamorenet.com.

The Asset Sale Agreement contains certain representations and warranties accompanied by certain limited indemnification rights. The representations and warranties of each of the parties contained in the Asset Sale Agreement and the assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that Sycamore delivered in connection with the execution of the Asset Sale Agreement. In addition, certain representations and warranties may not be accurate or complete because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

In connection with the closing of the transactions contemplated by the Asset Sale Agreement, Sycamore entered into a Patent License Agreement with Buyer (the “Patent License Agreement”) pursuant to which Sycamore granted Buyer a non-exclusive, world-wide, royalty-free, fully paid-up, perpetual and irrevocable license to the patents and patent applications primarily related to or used in the Intelligent Bandwidth Management Business. The license granted pursuant to the Patent License Agreement may only be used in connection with the products and services of the Intelligent Bandwidth Management Business existing as of the effective date of the Patent License Agreement and improvements, evolutions and enhancements of the same. Buyer may grant sublicenses to its affiliates or third parties in connection with the operation of the Intelligent Bandwidth Management Business by Buyer and its affiliates (but not for independent use by such third parties).

In connection with the closing of the transactions contemplated by the Asset Sale Agreement, Sycamore also entered into a Transition Services Agreement with Buyer pursuant to which Sycamore and Buyer will each provide certain services to the other for a period of up to 18 months following the closing of the transactions contemplated by the Asset Sale Agreement.

The foregoing description of the Asset Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 2.1 to Sycamore’s Current Report on Form 8-K filed with the Commission on October 23, 2012 and incorporated herein by reference. A copy of the press release issued by Sycamore on February 1, 2013 concerning the transactions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As disclosed in the Definitive Proxy Statement, in connection with the closing of the transactions contemplated by the Asset Sale Agreement, the employment of John B. Scully, Sycamore’s Vice President, Worldwide Sales and Support, with Sycamore terminated as of the effective time of the closing and Mr. Scully’s new employment agreement with Buyer regarding employment as Chief Executive Officer of Buyer became effective.

Item 5.07: Submission of Matters to a Vote of Security Holders

On January 29, 2013, Sycamore held a Special Meeting of Stockholders (the “Special Meeting”), at which a quorum was present in person or represented by proxy. The following is a brief description and vote count of all proposals voted on at the Special Meeting. The proposals voted on at the Special Meeting are described in detail in the Definitive Proxy Statement.

Proposal No. 1 – Authorization of the Asset Sale. The stockholders authorized the Asset Sale, with voting as follows:

For	Against	Abstention	Non-votes

24,467,568	47,804	8,300	-0-

Proposal No. 2 – Approval of Dissolution and Adoption of Plan of Dissolution. The stockholders approved the dissolution of Sycamore (the “Dissolution”) following the closing of the Asset Sale and when determined by the Board of Directors of Sycamore (the “Board”) and adopted the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) related thereto in accordance with Delaware law, with voting as follows:

For	Against	Abstention	Non-votes

24,441,385	73,593	8,694	-0-

Proposal No. 3 – Approval of Golden Parachute Compensation. The stockholders approved, on a non-binding, advisory basis, certain compensation arrangements for Sycamore’s named executive officers in connection with the Dissolution and the Asset Sale as disclosed in the Definitive Proxy Statement, with voting as follows:

For	Against	Abstention	Non-votes

22,363,740	1,058,688	1,101,244	-0-

The authorization of the Asset Sale proposal and the approval of the Dissolution proposal each required the affirmative vote of the holders of a majority of the outstanding shares of Sycamore’s common stock, par value $0.001 (“Common Stock”). The Asset Sale was authorized and the Dissolution was approved by holders of approximately 84.72% and 84.62%, respectively, of the outstanding shares of Common Stock.

The approval of the golden parachute compensation proposal required the affirmative vote of the holders of a majority of the outstanding shares of Common Stock that were present in person or represented by proxy at the Special Meeting. The golden parachute compensation proposal was approved by holders of approximately 91.19% of the outstanding shares of Common Stock that were present in person or represented by proxy at the Special Meeting.

Item 8.01: Other Events

Approval of Dissolution of Sycamore

At the Special Meeting, stockholders of Sycamore representing approximately 84.62% of the outstanding shares of Common Stock approved the liquidation and dissolution of Sycamore pursuant to the Plan of Dissolution. As disclosed in the Definitive Proxy Statement, Sycamore intends, upon a determination to proceed by the Board, to file a certificate of dissolution with the Delaware Secretary of State, wind up its affairs, attempt to convert all of its assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of its known obligations and liabilities and distribute pro rata in one or more liquidating distributions to or for the benefit of its stockholders, as of the applicable record date(s), all of its assets. If the Board determines that liquidation and dissolution are not in Sycamore’s best interests and the best interests of Sycamore’s stockholders, the Board may direct that the Plan of Dissolution be abandoned or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. The Board has not to date made a determination to proceed to file a certificate of dissolution.

Item 9.01: Financial Statements and Exhibits

2.1	Asset Purchase and Sale Agreement, dated October 23, 2012, by and between Sycamore Networks, Inc. and Sunrise Acquisition Corp. (n/k/a Sycamore Networks Solutions, Inc.)*

2.2	Non-Competition and Non-Solicitation Agreement, dated January 31, 2013, by and between Sycamore Networks, Inc. and Sycamore Networks Solutions, Inc. (f/k/a Sunrise Acquisition Corp.)

99.1	Press Release issued by Sycamore Networks, Inc., dated February 1, 2013

*	Incorporated by reference to Exhibit 2.1 to Sycamore’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer, Vice President, Finance and Administration, and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: February 1, 2013